EXHIBIT 9(b)

BROWN & WOOD LLP

ONE WORLD TRADE CENTER
NEW YORK, N.Y. 10048-0557

TELEPHONE: 212-839-5300
FACSIMILE: 212-839-5599

August 30, 1999

Merrill Lynch Developing Capital Markets Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey

Ladies and Gentlemen:

We consent to the filing of our opinion dated July 21, 1989, originally filed on July 21, 1989, as an Exhibit to Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File Nos. 33-28248 and 811-5723), and to the use of our name in the prospectus and statement of additional information constituting parts of Post-Effective Amendment No. 13 to such Registration Statement.

Very truly yours, /s/ BROWN & WOOD LLP ———————————— BROWN & WOOD LLP